Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in the December 21, 2015 filing of the John Hancock Life Insurance Company (U.S.A.) (“JHUSA”) Form F-3 Registration Statement relating to the single payment modified guarantee deferred annuity contract with market value adjustment interests of our reports dated (a) February 19, 2015, with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2014 and 2013, and for the years then ended, and the effectiveness of internal control over financial reporting of Manulife Financial Corporation as of December 31, 2014; and (b) February 26, 2014, with respect to the consolidated financial statements of Manulife Financial Corporation as at December 31, 2013 and 2012 and for the years then ended, and the effectiveness of internal control over financial reporting of Manulife Financial Corporation as of December 31, 2013, included in its 2014 and 2013 Annual Reports (Form 40-F as amended on Form 40-F/A), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

December 21, 2015